SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

   Date of Report (Date of Earliest Event Reported)    August 4, 2004

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On August 4, 2004, ProLogis, a Maryland real estate investment trust, announced that the mergers of separate merger subsidiaries of a partnership of ProLogis and certain affiliates of investment funds managed by Eaton Vance Management, with and into each of Keystone Property Trust, a Maryland real estate investment trust (“Keystone”), and Keystone Operating Partnership, L.P., a Delaware limited partnership of which Keystone is the sole general partner, had closed and were to become effective as of that date. A copy of the press release announcing the closing of the mergers is included as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

     (c) Exhibits.

Exhibit No.	Document Description
99.1	Press release, dated August 4, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: August 5, 2004	By:	/s/ Walter C. Rakowich
	Name:	Walter C. Rakowich
	Title:	Managing Director and Chief Financial Officer

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Exhibit Index

Exhibit No.	Document Description
99.1	Press release, dated August 4, 2004.

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